Investor Contact

Lippert/Heilshorn & Associates

Elric Martinez

212-383-3777

emartinez@lhai.com

Terra Nostra Provides Financial Update

Los Angeles & Zibo, China (May 30, 2008) – Terra Nostra Resources Corporation (OTCBB: TNRO) is pleased to provide an update on the status of certain of its Convertible Notes. The maturity of $2.2 million of the Notes has been extended until July 28, 2008.  Together with $4.7 million previously reissued with a new maturity of November 21, 2008, Terra Nostra is current with all financial obligations under the Notes, and has incurred no additional costs or changes in terms.

“Working collaboratively with our Note-holders and investors to fully realize the potential of the Company has been a very positive experience,” said Don Nicholson, President of Terra Nostra. “We are very pleased with the support received from the investment community in this regard, and with other capital raising efforts.”

About Terra Nostra Resources Corporation

Terra Nostra is a leading copper and stainless steel producer in China through its 51% majority interests in two joint venture companies in China. Shandong Terra Nostra Jinpeng Metallurgical Co., Ltd. has an existing and under construction total production capacity of 170,000 MT of electrolytic copper and 20,000 MT of low-oxygen copper, together with value-added copper rod and wire capabilities.  Shandong Quanxin Stainless Steel Co., Ltd. operates a modern stainless steel production facility with a 230,000 MT capacity casting mill, and a 150,000 MT rolling mill.  The two joint venture companies, with total assets in excess of US$225 million and over 1,000 employees, are located in the highly industrialized coastal province of Shandong, midway between Beijing and Shanghai. Terra Nostra has entered into an agreement to increase its majority ownership in both joint ventures from 51% to 90%. More information on Terra Nostra can be found at http://www.tnr-corp.com.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements with respect to expectations concerning (i) projects underway or under consideration, including production capacity and completion schedules; (ii) business and future potential of Terra Nostra Resources Corporation ("TNRO"); (iii) estimates or implications of future earnings, profits, EBITDA, and the sensitivity of earnings to metals prices; (iv) estimates of future metals production, sales and profitability; (v) estimates of future cash flows, and the sensitivity of cash flows to the other metals and ore costs as well as, but not limited to, fluctuations in fuel prices, scrap prices, and the availability of both, and statements related to these matters or which use words such as "may," "might," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," and the negative of these terms and other comparable terminology are all forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Further risks, uncertainties and other factors, which affect the forward- looking statements included herein, and could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements include, but are not limited to, raising additional funds for working capital, obtaining final approval for tax holidays, metals price volatility, competition for projects, reserve acquisition costs, currency fluctuations, international economic uncertainty, sovereign risk, force majeure, changes in tax law or concession law, project scheduling delays, labor disputes, increased production costs and variances in ore grade, scrap grade or recovery rates from those assumed in production plans, political and operational risks in the countries in which TNRO may operate and governmental regulation and judicial outcomes, and other risks detailed from time to time in TNRO’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-QSB for the period ended February 29, 2007. Copies of each filing may be obtained from TNRO or the SEC. Furthermore, metals operation, by their very nature, entail inherent cyclical, sectoral, and commodity risk and could expose an investor to the entire loss of all capital invested. TNRO does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.